EXHIBIT 99.1

ADTRAN, Inc. Reports Record Results for the Second Quarter 2017 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)—July 18, 2017-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2017. For the quarter, sales were $184.7 million compared to $162.7 million for the second quarter of 2016. Net income was $12.4 million compared to $10.2 million for the second quarter of 2016. Earnings per share, assuming dilution, were $0.26 compared to $0.21 for the second quarter of 2016. Non-GAAP earnings per share were $0.30 compared to $0.25 for the second quarter of 2016. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “The company’s performance continues on pace with record sales for the second quarter and the first half of 2017.  Our record revenue was driven by increasing momentum with our ultra-broadband solutions, where we saw significant year-over-year growth both in the US and Europe. We continue to be at the forefront of several inflection points of innovation in the market, including next generation optical access, services transformation and Software Defined Access (SD-Access). Our services combined with market leading access and software solutions have enabled us to expand our range and reach into new opportunities that show promise for both short and long-term growth. We are pleased with our progress and the market reception to ADTRAN Mosaic and our SD-Access portfolio as Tier 1 operators around the world prepare for the transition to SDN.  With our focus on software innovation and domain expertise, ADTRAN is uniquely positioned to enable internet service providers of all types to meet increasing customer demand and decrease their time to market for next generation services.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2017. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on August 3, 2017. The ex-dividend date is August 1, 2017, and the payment date is August 17, 2017.

The Company confirmed that its second quarter conference call will be held Wednesday, July 19, 2017, at 9:30 a.m. Central Time. This conference call will be web cast live through the Q4 Inc. webcasting service. To listen, simply visit the Investor Relations site at www.adtran.com/investor approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2016. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$88,798	$79,895
Short-term investments	47,331	43,188
Accounts receivable, net	79,891	92,346
Other receivables	14,561	15,137
Income tax receivable, net	—	760
Inventory, net	113,995	105,117
Prepaid expenses and other current assets	23,556	16,459
Total Current Assets	368,132	352,902

Property, plant and equipment, net	84,122	84,469
Deferred tax assets, net	40,296	38,036
Goodwill	3,492	3,492
Other assets	13,305	12,234
Long-term investments	159,634	176,102
Total Assets	$668,981	$667,235

Liabilities and Stockholders' Equity
Accounts payable	$66,161	$77,342
Unearned revenue	15,449	16,326
Accrued expenses	13,433	12,434
Accrued wages and benefits	16,303	20,433
Income tax payable, net	9,594	—
Total Current Liabilities	120,940	126,535

Non-current unearned revenue	5,351	6,333
Other non-current liabilities	32,527	28,050
Bonds payable	26,800	26,800
Total Liabilities	185,618	187,718

Stockholders' Equity	483,363	479,517

Total Liabilities and Stockholders' Equity	$668,981	$667,235

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Sales
Products	$155,543	$138,549	$299,140	$262,432
Services	29,130	24,152	55,812	42,473
Total Sales	184,673	162,701	354,952	304,905

Cost of Sales
Products	79,658	67,844	156,317	131,917
Services	20,383	15,902	40,288	28,239
Total Cost of Sales	100,041	83,746	196,605	160,156

Gross Profit	84,632	78,955	158,347	144,749

Selling, general and administrative expenses	34,683	32,866	69,450	63,651
Research and development expenses	33,501	31,277	65,417	60,765
Operating Income	16,448	14,812	23,480	20,333

Interest and dividend income	972	927	1,905	1,782
Interest expense	(137)	(142)	(278)	(287)
Net realized investment gain	1,390	1,110	1,860	2,838
Other expense, net	(804)	(251)	(753)	(132)
Income before provision for income taxes	17,869	16,456	26,214	24,534

Provision for income taxes	(5,468)	(6,228)	(7,162)	(9,292)

Net Income	$12,401	$10,228	$19,052	$15,242

Weighted average shares outstanding - basic	48,036	48,831	48,232	49,026
Weighted average shares outstanding - diluted (1)	48,413	49,048	48,675	49,218

Earnings per common share - basic	$0.26	$0.21	$0.40	$0.31
Earnings per common share - diluted (1)	$0.26	$0.21	$0.39	$0.31

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net Income	$12,401	$10,228	$19,052	$15,242
Other Comprehensive Income (Loss), net of tax:
Net unrealized gains (losses) on available-for-sale securities	373	(165)	1,708	(420)
Net unrealized losses on cash flow hedges	(417)	—	(338)	—
Defined benefit plan adjustments	86	22	141	67
Foreign currency translation	2,619	(601)	3,861	627
Other Comprehensive Income (Loss), net of tax	2,661	(744)	5,372	274
Comprehensive Income, net of tax	$15,062	$9,484	$24,424	$15,516

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$19,052	$15,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,156	6,689
Amortization of net premium on available-for-sale investments	238	376
Net realized gain on long-term investments	(1,860)	(2,838)
Net (gain) loss on disposal of property, plant and equipment	(11)	5
Stock-based compensation expense	3,739	3,109
Deferred income taxes	(2,772)	(354)
Changes in operating assets and liabilities:
Accounts receivable, net	13,911	(17,192)
Other receivables	571	7,876
Inventory	(7,547)	4,938
Prepaid expenses and other assets	(6,632)	(4,263)
Accounts payable	(10,910)	10,354
Accrued expenses and other liabilities	(2,629)	1,474
Income tax payable/receivable, net	10,273	(4,799)
Net cash provided by operating activities	20,579	20,617

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,509)	(6,679)
Proceeds from disposals of property, plant and equipment	16	—
Proceeds from sales and maturities of available-for-sale investments	81,891	109,993
Purchases of available-for-sale investments	(65,140)	(112,903)
Net cash provided by (used in) investing activities	9,258	(9,589)

Cash flows from financing activities:
Proceeds from stock option exercises	1,722	541
Purchases of treasury stock	(17,311)	(16,579)
Dividend payments	(8,719)	(8,860)
Net cash used in financing activities	(24,308)	(24,898)

Net increase (decrease) in cash and cash equivalents	5,529	(13,870)
Effect of exchange rate changes	3,374	234
Cash and cash equivalents, beginning of period	79,895	84,550

Cash and cash equivalents, end of period	$88,798	$70,914

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$454	$554

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2017 and 2016 for all three transactions are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$173	$316	$346

NSN BBA acquisition
Amortization of acquired intangible assets	129	228	337	455
Amortization of other purchase accounting adjustments	10	44	38	80
Subtotal - NSN BBA acquisition	139	272	375	535

CommScope acquisition
Amortization of acquired intangible assets	608	—	1,294	—
Amortization of other purchase accounting adjustments	31	—	81	—
Acquisition related professional fees, travel and other expenses	—	—	8	—
Subtotal - CommScope acquisition	639	—	1,383	—

Total acquisition related expenses, amortizations and adjustments	936	445	2,074	881
Provision for income taxes	(354)	(152)	(779)	(301)
Total acquisition related expenses, amortizations and adjustments, net of tax	$582	$293	$1,295	$580

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of goods sold	$31	$13	$81	$20

Selling, general and administrative expenses	52	4	114	7
Research and development expenses	853	428	1,879	854
Total acquisition related expenses, amortizations and adjustments included in operating expenses	905	432	1,993	861

Total acquisition related expenses, amortizations and adjustments	936	445	2,074	881
Provision for income taxes	(354)	(152)	(779)	(301)
Total acquisition related expenses, amortizations and adjustments, net of tax	$582	$293	$1,295	$580

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Stock-based compensation expense included in cost of sales	$93	$95	$184	$194

Selling, general and administrative expense	1,008	788	2,024	1,557
Research and development expense	755	668	1,531	1,358
Stock-based compensation expense included in operating expenses	1,763	1,456	3,555	2,915

Total stock-based compensation expense	1,856	1,551	3,739	3,109
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(433)	(213)	(813)	(425)

Total stock-based compensation expense, net of tax	$1,423	$1,338	$2,926	$2,684

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP earnings per common share - diluted	$0.26	$0.21	$0.39	$0.31

Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.03	0.01
Stock-based compensation expense	0.03	0.03	0.06	0.05

Non-GAAP earnings per common share - diluted	$0.30	$0.25	$0.48	$0.37